Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Tampa Electric Company

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to be paid	Debt	Debt Securities	457(o)	(1)	(2)	(2)	—	—

Fees to be paid	Debt	First Mortgage Bonds	457(o)	(1)	(2)	(2)	—	—

Fees to be paid	Equity	Preferred Stock (3)	457(o)	(1)	(2)	(2)	—	—

Fees to be paid	Unallocated (universal) shelf	Unallocated (universal) shelf (4)	457(o)	(1)	(2)	$2,000,000,000	$110.20 per $1,000,000

	Total Offering Amounts							$220,400

	Total Fee Offsets (5)							$72,720

	Net Fee Due							$147,680

(1)

Pursuant to Rule 457(i) under the Securities Act of 1933, as amended (the “Securities Act”), the securities registered hereunder include such indeterminate number of securities as may from time to time be issued upon conversion or exchange of any securities registered hereunder that provide for such conversion or exchange.

(2)

The proposed maximum per unit and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(3)

Includes an indeterminate number of shares of preferred stock as may be sold from time to time at indeterminate prices. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(4)

Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum offering price per unit will be determined by us in connection with the issuance of the securities. In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $2,000,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.

(5)

The registrant has previously registered the offer and sale of $2,000,000,000 of securities pursuant to a universal shelf Registration Statement on Form S-3 (File No. 333-233336), filed with the Securities and Exchange Commission on August 16, 2019 (the “Prior Registration Statement”). In connection with the filing of the Prior Registration Statement, the registrant made a contemporaneous fee payment in the amount of $242,400. Of the $2,000,000,000 of securities registered under the Prior Registration Statement, $600,000,000 of the securities remain unsold (the “Unsold Securities”). All offerings under the Prior Registration Statement have been completed. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $72,720 that has already been paid and remains unused with respect to the Unsold Securities is offset against the registration fee of $220,400 due for this offering. The remaining balance of the registration fee, $147,680, has been paid in connection with this offering.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Tampa Electric Company	S-3	333-233336	8/16/2019		$72,720 (5)	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	—	$600,000,000

Fee Offset Sources	Tampa Electric Company	S-3	333-233336		8/16/2019						$72,720 (5)